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                                        LEASE


                                    BY AND BETWEEN


                           W. F. BATTON & CO., INC., LESSOR

                                         AND

                            NOVELLUS SYSTEMS, INC., LESSEE






                             Northpointe Business Center


                               3590 North First Street

                                 San Jose, California





                                  September 26, 1995

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                                  TABLE OF CONTENTS


PARAGRAPH                                                           PAGE

1       Hiring . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2       Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . 2
3       Option to Extend . . . . . . . . . . . . . . . . . . . . . . . 3
4       Security Deposit . . . . . . . . . . . . . . . . . . . . . . . 3
5       Monthly Base Rent. . . . . . . . . . . . . . . . . . . . . . . 4
6       Additional Rent; Increases in Operating Expenses and Taxes . . 7
7       Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . .12
8       Use. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
9       Hazardous Materials. . . . . . . . . . . . . . . . . . . . . .13
10      Taxes on Lessee's Property . . . . . . . . . . . . . . . . . .14
11      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .15
12      Indemnification. . . . . . . . . . . . . . . . . . . . . . . .16
13      Construction of Leasehold Improvements . . . . . . . . . . . .16
14      Maintenance and Repairs; Alterations . . . . . . . . . . . . .17
15      Utilities. . . . . . . . . . . . . . . . . . . . . . . . . . .19
16      Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
17      Assignment and Subletting. . . . . . . . . . . . . . . . . . .20
18      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

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19      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . .23
20      Damage or Destruction. . . . . . . . . . . . . . . . . . . . .24
21      Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . .26
22      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .27
23      Lessee's Personal Property . . . . . . . . . . . . . . . . . .28
24      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .28
25      Estoppel Certificate . . . . . . . . . . . . . . . . . . . . .29
26      Parking  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
27      Real Estate Brokers. . . . . . . . . . . . . . . . . . . . . .29
28      Expansion Space. . . . . . . . . . . . . . . . . . . . . . . .29
29      Subordination. . . . . . . . . . . . . . . . . . . . . . . . .30
30      No Termination Right . . . . . . . . . . . . . . . . . . . . .30
31      Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . .30
32      Lessor's Entry . . . . . . . . . . . . . . . . . . . . . . . .31
33      Reasonable Expenditures. . . . . . . . . . . . . . . . . . . .31
34      Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .31
35      General Provisions . . . . . . . . . . . . . . . . . . . . . .31

        SCHEDULE OF EXHIBITS

        Exhibit "A" - Legal Description
        Exhibit "B" - the Premises
        Exhibit "C" - Leasehold Improvements

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                                       L E A S E

     THIS LEASE is made and entered into as of September 26, 1995 by and between
W. F. BATTON & CO., INC., a California corporation, hereafter referred to as "Lessor," and NOVELLUS SYSTEMS, INC., a California corporation, hereafter referred to as "Lessee."

     The parties agree as follows:

     1.   HIRING.

          (a) Lessor hereby leases to Lessee, and Lessee leases and hires from Lessor, those certain premises consisting of approximately Six Thousand Two Hundred Sixty-eight (6,268) rentable square feet (the "premises") located on the third floor of that certain building commonly known as Northpointe Business Center, 3590 North First Street, San Jose, California (the "Building"). This Lease shall be for the term, at the rental, and upon the covenants and conditions contained herein. The building is located on Parcel One of the real property described on EXHIBIT "A" attached hereto and incorporated by reference herein. The premises are shown as the shaded area on EXHIBIT "B" attached hereto and incorporated by reference herein.

          (b) The Building contains Eighty-six Thousand Seven Hundred Thirteen (86,713) rentable square feet.

          (c) The real property referred to above, including the Hetch Hetchy Lease area used for additional parking area for the tenants of the Building, together with the Building and all other improvements now or hereafter located on said real property, are hereafter called the "Complex."

          (d) The portion of the real property referred to above not covered by the Building is hereafter called the "Outside Areas."

          (e) "Lessee's Share" as used in this Lease shall mean the percentage calculated by dividing the total number of rentable square feet of the premises by the total number of rentable square feet in the Building. The parties agree that Lessee's Share shall be 7.23% based upon the premises consisting of approximately Six Thousand Two Hundred Sixty-eight (6,268) rentable square feet (6,268/86,713).

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     2.   INITIAL TERM,

          (a) The initial term of this Lease (the "initial term") shall commence (the "Commencement Date") five (5) days after written notice from Lessor to Lessee of the first to occur of (1) the date a notice of completion for the Lessee Interior Improvements constructed by Lessor is filed by Lessor; or (2) the date the City of San Jose completes a final inspection and approves the Lessee Interior Improvements so completed in accordance with the building permit; or (3) the date Lessor's architect and general contractor have both certified in writing to Lessee that the Lessee Interior Improvements have been substantially completed in accordance with the plans; or (4) the date on which the Lessee occupies the premises. The parties shall cooperate in attempting to cause the Lessee Interior Improvements to be completed on or about October 15, 1995. Lessee agrees to accept possession of the premises and to occupy the premises when possession is delivered by Lessor, provided that the Lessee Interior Improvements have been substantially completed by Lessor. The initial term of this Lease shall expire, unless sooner terminated, on the last day of the sixtieth (60th) full calendar month after the Commencement Date.

          (b) If Lessor is unable to deliver possession of the premises to Lessee pursuant to Paragraph 2(a) by October 15, 1995 for any reason, Lessor shall not be liable for any damage to Lessee caused by the delay in delivering possession, and this Lease shall not be void or voidable nor shall Lessee be relieved of any obligation hereunder; provided, that, unless Lessee agrees in writing, in no event shall Lessor deliver possession of the premises after November 30, 1995 plus the period equal to any delays in completing the Lessee Interior Improvements caused by Lessee or caused by strikes, labor disputes or work stoppages, unavailability or delay in delivery of materials, inclement weather, acts of God, or other causes beyond Lessor's control (collectively, "excusable delays"). In the event that Lessor has not delivered possession of the premises to Lessee by November 30, 1995, plus the period of excusable delays, Lessee may terminate this Lease by giving written notice to Lessor within thirty (30) days thereafter. Upon such termination, Lessor and Lessee shall be discharged from all obligations hereunder, and Lessor shall return within ten (10) days of receipt of such notice of termination any and all money previously deposited by Lessee in connection herewith. In the event that delivery of possession of the premises is delayed beyond November 30, 1995 by excusable delays, Lessor, in addition to all other rights and remedies, may in its discretion extend the Commencement Date of this Lease by the period of such delay (including beyond November 30, 1995).

          (c) Lessee's acceptance of the premises shall not be deemed a waiver of Lessee's right to have defects in the Lessee Interior Improvements or the premises repaired at Lessor's sole expense during the first twelve (12) months of the initial term. Lessee shall give written notice to Lessor whenever any such defect becomes reasonably apparent, and

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provided that such written notice is given to Lessor within twelve (12) months after the Commencement Date, Lessor shall repair such defect as soon as practicable. Lessor also hereby assigns to Lessee all warranties with respect to the premises which would reduce Lessee's maintenance obligations hereunder and Lessor shall cooperate with Lessee to enforce all such warranties.

     3. OPTION TO EXTEND. Lessor hereby grants to Lessee one (1) option to extend the lease term for one (1) period of thirty-six (36) calendar months immediately following the expiration of the initial lease term. Lessee may exercise the foregoing option to extend by giving written notice of exercise to Lessor at least six (6) months, but not more than twelve (12) months prior to the expiration of the initial term; provided that if Lessee is currently in default under this Lease at the time of exercise of the option, such notice shall be void and of no force or effect. The option extension period, if exercised, shall be upon the same terms and conditions as the initial term, except that the Monthly Base Rent during the option period shall be determined as set forth in Paragraphs 5(d) and 5(e) below, and there shall be no additional option to extend. The option to extend granted to Lessee by this Paragraph 3 is granted for Lessee's personal benefit only, and shall be exercisable only by Novellus Systems, Inc. Said option may not be assigned or transferred by Novellus Systems, Inc. to any assignee or sublessee. Notwithstanding anything to the contrary contained above, Lessee shall be entitled to transfer the option to extend granted by this Paragraph 3 pursuant to a permitted transfer without Lessor's prior written consent as set forth in Paragraph 17(i) hereof.

     4. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the sum of Fifteen Thousand Dollars ($15,000) as a security deposit as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Monthly Base Rent, Additional Rent, or other charges due hereunder, or otherwise defaults under this Lease (as default is defined in Paragraph 22), Lessor may use, apply or retain all or any portion of the security deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including reasonable attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the security deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore the security deposit to the full amount required by this Lease. Lessor shall not be required to keep all or any part, of the security deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the premises, return to Lessee (or, at Lessee's option, to the last assignee, if any, of Lessee's interest herein), that portion of the security deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the security deposit shall be considered to be held in trust, to

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bear interest or other increment of its use, or to be prepayment for any moneys to be paid by lessee under this lease.

     5.   MONTHLY BASE RENT.

          (a) Lessee shall pay to lessor for each full calendar month during the initial thirty (30) calendar months of the lease term, plus the partial month if any at the commencement of the lease term, Monthly Base Rent of Ten Thousand Six Hundred Fifty-Five and Sixty Hundredths Dollars ($10,655.60) per month. Upon the execution and delivery of this lease by Lessor and Lessee, Lessee shall pay to Lessor the sum of Ten Thousand Six Hundred Fifty-five and Sixty Hundredths Dollars ($10,655.60) representing the Monthly Base Rent for the first month of the lease term. Monthly Base Rent for any partial calendar month at the commencement of the lease term shall be payable at the rate of Three Hundred Fifty-five and Sixty Hundredths Dollars ($355.18) per day.

          (b) Lessee shall pay to Lessor for each calendar month during the period beginning with the thirty-first (31st) full calendar month of the lease term and continuing through the Sixtieth (60th) full calendar month of the lease term, Monthly Base Rent of Eleven Thousand Five Hundred Thirty-three and Twelve Hundredths Dollars ($11,533.12) per month.

          (c) Monthly Base Rent is determined on a full service basis and includes the Base Operating Expenses (including standard electrical service) and Base Taxes referred to in Paragraph 6(b) hereof.


          (d) The Monthly Base Rent for the premises during the option extension period shall be an amount equal to the then existing fair market rent of the premises as of the commencement date of the option extension period ("The Option Monthly Base Rent"), but in no event shall the Option Monthly Base Rent be less than the Monthly Base Rent in effect for the last month of the initial lease term. The fair market rent for the premises for the option extension period shall be determined by comparison with comparables (including typical market concessions) for similar class "A" buildings in the Santa Clara area. Said Option Monthly Base Rent for the option extension period shall be established by agreement between the Lessor and Lessee, if possible, and by the process of appraisal if the parties cannot reach agreement.

          At least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial lease term, Lessee shall deliver notice to Lessor of Lessee's determination of the ammount of the fair market Monthly Base Rent of the premises as of the commencement of the option term, which shall in no event be less than the Monthly Base

                                          4

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Rent in effect at the expiration of the initial term; provided that, in the event Lessee has no intention of exercising the option to extend the lease term, then Lessee shall have no obligation to deliver notice to Lessor of Lessee's determination. If Lessor disagrees with Lessee's determination of the amount of the fair market Monthly Base Rent of the premises, Lessor shall so notify Lessee within thirty (30) days after Lessor receives Lessee's notice of exercise of the option to extend the lease term.

          In the event that Lessee timely gives notice to Lessor of Lessee's election to exercise the option to extend the lease term and Lessor does not give Lessee notice in writing that Lessor disagrees with Lessee's determination of fair market rent within the time period referred to above, Lessor and Lessee shall execute an amendment to this Lease stating that the initial Monthly Base Rent for the premises during the option extension period shall be equal to the amount of Lessee's determination.

          If Lessor notifies Lessee that Lessor disagrees with Lessee's determination of the fair market rent for the premises within thirty (30) days after Lessor receives Lessee's notice of exercise of option, then the two parties shall confer for an additional period of ten (10) days to attempt in good faith to reach agreement upon the fair market rent for the premises.

          If after the expiration of said additional ten (10) day period the parties have not reached a written agreement as to the amount of the fair market rent for the premises, then such fair market rent shall be determined by appraisal as provided in subparagraph (e) below, subject to the condition that the Monthly Base Rent for the option extension period shall not be less than the Monthly Base Rent in effect at the expiration of the initial term.

          (e) If it becomes necessary to determine by appraisal the fair market Monthly Base Rent for the premises as of the commencement of the option term, real estate appraiser(s), each of whom shall be members of the American Institute of Real Estate Appraisers (AIREA), with at least five (5) years' full-time commercial real estate appraisal experience in the San Jose, California Area, shall be appointed and shall act in accordance with the procedures set forth below.

          Either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address, and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party or select a second properly qualified appraiser by giving written notice of the name, address, and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser within five (5) days of being selected. If the two appraisers fail to select a third qualified appraiser within such five (5) day period, then the third appraiser shall be appointed by the then Presiding Judge of the Superior Court of Santa Clara County.

               If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the fair market Monthly Base Rent for the premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised current fair market rental for the premises.

               If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make his determination of the current fair market Monthly Base Rent for the premises in simple letter form. If two (2) or more of the appraisers agree on the rent for the premises, such agreement shall be determinative and binding upon the parties. If multiple appraisers are selected and two (2) appraisers are unable to agree on the rent, the parties shall then determine the fair market Monthly Base Rent for the premises by taking the mean average of the appraisals; provided, that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               The appraisers' determination of the current fair market Monthly Base Rent of the premises shall be based on the criteria refeffed to in Paragraph 5(d)(1) above.

               If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

               Thereafter, in the event that Lessee timely gives notice to Lessor to extend the term of this Lease to include the option extension period, Lessor and Lessee shall execute an amendment to this Lease stating that the Monthly Base Rent for the premises during the option extension period shall be equal to the greater of (1) the Monthly Base Rent as determined by appraisal; or (2) the Monthly Base Rent in effect at the expiration of the initial term.

                                          6

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          6.   ADDITIONAL RENT: INCREASES IN OPERATING EXPENSES AND TAXES.

               (a) If Operating Expenses and/or Taxes for any calendar year during the term of this Lease after the calendar year 1996 exceed Base Operating Expenses and/or Base Taxes as defined in Paragraph 6(d) hereof, Lessee shall pay to Lessor, as "Additional Rent," Lessee's Share of such increase in Operating Expenses and Taxes in accordance with Paragraph 6(f) hereof.

               (b) "Base Operating Expenses" and "Base Taxes" shall mean the actual Operating Expenses and Taxes of the Complex for the calendar year 1996, adjusted to reflect a ninety-five percent (95%) occupancy rate of the Complex throughout such year.

               (c) "Operating Expenses," as used herein, shall include all direct costs of management, operation, maintenance, repair and replacement, of the Complex and providing services to tenants of the Building as determined by standard accounting practices (unless excluded by this Lease) including, but not limited to:

               Personal property taxes related to the Complex; fees and assessments payable to Northpointe Business Park Association; rental and other charges for the Hetch Hetchy lease which is used as additional parking area for the Complex; any parking taxes or levies; a pro rata portion of the salaries and wages of all employees of Lessor engaged in the operation and administration of the Complex, in an aggregate amount not to exceed the amount of five percent (5%) of the total of all other monthly Operating Expenses exclusive of such amount of salaries and wages; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11
(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; janitorial services and maintenance contracts; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating, mechanical and electrical systems, elevators, plumbing and sewage systems; landscaping and gardening of Outside Areas; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; supplies, materials, equipment and tools in the maintenance of the Complex; costs for accounting services incurred in the calculation of Operating Expenses and Taxes and Lessee's Share thereof as defined herein; and the cost of any other capital expenditures for any improvements or changes to the Building which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date or for any items which are intended to and have the effect of reducing Operating Expenses; provided, however, that in the event Lessor makes such capital improvements, Lessor shall amortize its investment in said improvements (together with interest on the unamortized

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balance at the rate equal to the effective rate of interest on Lessor's bank line of credit at the time of completion of said improvements, but in no event in excess of ten percent (10%) per annum) as an Operating Expense in accordance with standard accounting practices, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the anticipated savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting and management practices would be considered an expense of managing, operating, maintaining, and repairing the Complex.

               (d) Real property taxes and assessments upon the Complex, during each lease year or partial lease year during the term of this Lease are referred to herein as "Taxes."

               As used herein, "Taxes" shall mean:

                    (1) all real estate taxes, assessments and any other taxes levied or assessed against the Complex including the underlying realty, the Building, all improvements located thereon, and the Hetch Hetchy Lease area (together with any increase in Taxes resulting from a reassessment following any transfer of ownership of the Complex); and

                    (2) all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, benefits, or environmental matters which are assessed, levied, confirmed, imposed, or become a lien (i) upon the Complex, and/or any legal or equitable interest of Lessor in any part thereof; or (ii) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the premises; and (iii) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of "Taxes" or any tax the nature of which was previously included in the definition "Taxes."

                    Not included within the definition of "Taxes" are any net income, profits, transfer, franchise, capital stock, estate or inheritance taxes imposed by any governmental authority; late payment penalties or interest, provided that Lessee is not in default in the payment of Monthly Base Rent or Additional Rent; or any increase in Taxes which are the result of leasehold improvements for another tenant of the Complex which are substantially in excess of building standard improvements.

                    With respect to any assessments which may be levied against or upon the Complex, or the underlying realty thereof, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Complex, the Building and improvements thereon, and the underlying realty thereof.

               (e) The following costs ("Costs") shall be excluded from the definition of Operating Costs, and no portion of the Lessee Improvement Allowance or Additional Lessee Improvement Allowance be applied to such Costs:

                    (1) Costs occasioned by the act, omission or violation of law by Lessor, any other occupant of the Complex, or their respective agents, employees or contractors.

                    (2) Costs for which Lessor has a right of reimbursement from others.

                    (3) Costs (i) arising from the disproportionate use of any utility or service supplied by Lessor to any other occupant of the Complex, or
(ii) associated with utilities and services of a type not provided to Lessee.

                    (4) The cost of any renovation, improvement, painting or redecorating of any portion of the Complex not a common area or not made available for Lessee's use in common with other Tenants.

                    (5) Fees, commissions, attorneys' fees, costs or other disbursements incurred in connection with negotiations or disputes with any other occupant of the Complex and costs arising from the violation by Lessor or any occupant of the Complex (other than Lessee) of the terms and conditions of any lease or other agreement.

                    (6)  Depreciation, amortization or other expense reserves.

                    (7) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases (except for the rent payable under the Hetch Hetchy Lease for additional parking in the Complex).

                    (8) Costs incurred in connection with the operation of any parking or commercial concession within the Complex.

                    (9)  Advertising or promotional costs.

                   (10) Amortization of the cost of improvements by Lessor to the Building or to the Complex which would properly be capitalized under generally accepted accounting principles, except to the extent that Lessee's share of such cost during any twelve-month period of this Lease is equitably determined based on Lessee's usage and amortized over the useful life of the capital item in question.

                    (11) Costs incurred in repairing, maintaining or replacing any structural elements of the Building and the Complex for which Lessor is responsible pursuant to Paragraph 14(a) hereof.

                    (12) Lease payments for capital machinery and equipment, such as air conditioners, elevators, and the like.

                    (13) (i) Insurance costs for coverage not customarily paid by tenants of similar projects in the vicinity of the premises, (ii) increases in insurance costs caused by activities of another occupant of the Complex, (iii) insurance deductibles in excess of $10,000 on all casualty insurance other than earthquake, and (iv) earthquake insurance annual premium in excess of Thirty Thousand Dollars ($30,000) for 1996, increased by not more than five percent (5%) per year thereafter, provided that the portion of the earthquake insurance deductible in excess of $10,000 shall be amortized over the useful life of the improvement restored and the earthquake insurance deductible shall not exceed ten percent (10%) of the replacement cost.

                    (14) Costs of sculptures, paintings and other art objects.

                    (15) Costs incurred to investigate the presence of any Hazardous Material, costs to respond to any claim of Hazardous Material contamination or damage, costs to remove any Hazardous Material from the Complex and any judgments or other costs incurred in connection with any Hazardous Material exposure or releases, except to the extent resulting from the breach by Lessee of any provision of this Lease or caused by the storage, use, release or disposal of the Hazardous Material in question by Lessee or by any employee, agent, or contractor of Lessee.

                    (16) Any executive salary of any officer or employee of Lessor, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Complex in excess of the maximum sum specified in Paragraph 6(c) of this Lease.

                    (17) General corporate overhead and general and administrative expenses of Lessor, except as specifically provided in Paragraph 6(c).

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

                    (18) Leasing expenses and broker commissions payable by Lessor;

                    (19) The cost of maintenance and repair work at the Complex to repair damage or loss caused by risk a or casualty for which Lessor is obligated to carry insurance pursuant to Paragraph 11(b) (excluding earthquake or flood).

                    (20) Costs and expenses for which Lessee reimburses Lessor directly or which Lessee pays directly to a third person.

               (f) As close as reasonably possible to the end of each calendar year commencing with the calendar year 1996, Lessor shall notify Lessee of any increases in Operating Expenses and/or Taxes over Base Operating Expenses and Base Taxes estimated by Lessor for the following calendar year. Commencing on the first day of January of each calendar year after 1996 for which Lessor has estimated increases in Operating Expenses and/or Taxes, and on the first day of every month thereafter in such year, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of Lessee's Share of the estimated increases. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses or Taxes for such year will vary from Lessor's estimate, Lessor may, by written notice to Lessee, revise Lessor's estimate for such year and the Additional Rent payments by Lessee for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses or Taxes are greater than Lessor's estimate. The increase in the monthly installments of Additional Rent resulting from Lessor's revised estimate shall not be retroactive, but the Additional Rent for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

               As soon as possible after each calendar year for which Lessee has made estimated payments or is liable for increases in Operating Expenses and/or Taxes, Lessor shall furnish Lessee a statement (the "Operating Statement") with respect to such year, prepared by an employee or agent of Lessor, showing Operating Expenses and Taxes, the increase in Operating Expenses and/or Taxes over Base Operating Expenses and/or Base Taxes, Lessee's Share of such increase, and the total payments made by Lessee on the basis of any previous estimate of such increases. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of increases of Operating Expenses. If Lessee does object to such statement, Lessor shall provide Lessee with reasonable verification of the figures shown on the statement and the parties agree to negotiate in good faith to resolve any disputes. If Lessee and Lessor cannot reach agreement within fifteen

(15) days after Lessee's objection, the Operating Statement shall be reviewed by an independent certified public accountant reasonably acceptable to both parties who shall be appointed within thirty (30) days of the expiration of such fifteen
(15) day period, whose determination as to the actual Operating Expenses shall be made within thirty (30) days of appointment and shall be final and binding upon the parties and whose fees and expenses shall be borne (1) entirely by Lessor if Lessee's Share of the Operating Expenses shown on Lessor's Operating Statement is one hundred five percent (105%) or more of Lessee's Share of Operating Expenses as determined by the accountant; (2) one-half by Lessor and one-half by Lessee if the overcharge of Lessee on Lessor's Operating Statement is less than five percent (5%) but more than one percent (1%); or (3) entirely by Lessee if the overcharge of Lessee on Lessor's Operating Statement is one percent (1%) or less. Any amounts due Lessor or Lessee shall be paid in the manner set forth below. If Lessee objects to Lessor's Operating Statement, Lessee shall continue to pay on a monthly basis Lessee's share of the increase in Operating Expenses based upon the prior year's Operating Statement until the dispute is resolved as provided above.

               If Lessee's Share for the year as finally determined exceeds the total payments made by Lessee based on Lessor's estimates, Lessee shall pay to Lessor the deficiency, including Lessee's share of the cost of the audit, within fifteen (15) days after Lessee's receipt of Lessor's Operating Statement. If the total payments made by Lessee based on Lessor's estimate of the increases in Operating Expenses and/or Taxes exceed Lessee's Share of the increases, as determined by Lessor, Lessee's extra payment (but not more than Lessee's Share of such increases) shall be credited against payments of Additional Rent next due hereunder.

               Notwithstanding the termination of this Lease, within thirty (30) days after Lessee's receipt of Lessor's Operating Statement regarding the determination of increases in Operating Expenses and/or Taxes for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between Lessee's Share (prorated to the expiration date or the termination date of this Lease) of the increases in Operating Expenses and/or Taxes for such year, as finally determined by Lessor, and the amount previously paid by Lessee toward such increases.

          7.   PAYMENT OF RENT.

               (a) All rent shall be due and payable in lawful money of the United States of America at the address of Lessor set forth in Paragraph 24, "Notices," without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each calendar month. Lessee's obligation to pay rent for any partial month at the commencement of the lease term shall be as provided in Paragraph 5(a) hereof and rent for any partial month at the expiration or termination of the lease term shall be prorated on the basis of a thirty (30) day month.

               (b) If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after Lessor's notice to Lessee that such amount has not been received when due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee's receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (i) the prime rate of interest plus one percent (1%) or (ii) the maximum rate allowed by law in addition to the late payment charge.


          Initials: Lessor WFB    Lessee  JM


     8. USE. Lessee shall use and occupy the premises for general office use and for such other lawful purposes reasonably related thereto which are permitted by applicable zoning regulations, and for no other use or purpose without Lessor's prior written consent. Lessor warrants to Lessee that under zoning laws in effect as of the Commencement Date of this Lease the premises may be used by Lessee for general office use.

     9.   HAZARDOUS MATERIALS.

          (a) Lessor represents and warrants to Lessee to the best of Lessor's actual knowledge without having made any independent investigation (1) that any use, storage, treatment or transportation of "Hazardous Materials" (as defined below) which has occurred in or on the premises, the Building or the Complex prior to the date hereof has been in substantial compliance with all applicable federal, state, and local laws, regulations and ordinances; (2) that no release, leak, discharge, spill, disposal or emission of Hazardous Materials has occurred in, on or under the premises, the Building or the Complex; and (3) that the premises, the Building and the Complex are free of Hazardous Materials as of the date hereof and will be free of Hazardous Materials upon the commencement of the term of this Lease. As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local environmental authority, the State of California or the United States government.

          (b) Lessor shall indemnify, defend and hold Lessee harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising before, during or after the term (as such may be extended) from or in connection with the presence of Hazardous Materials in or on the premises, the Building or the Complex, unless the (1) Hazardous Materials are present in whole or in part as a result of the breach of this Lease, negligence, willful misconduct, or other acts of Lessee, Lessee's agents, employees, contractors or invitees; or (2) such Hazardous Materials are present in whole or in part as a result of the acts or omissions of other tenants or occupants of the Complex or their agents, employees, contractors, or invitees, or (3) such Hazardous Materials have flowed, diffused, migrated, or percolated into, onto, or under the premises, the Building, or the Complex from other property. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Materials are present solely as a result of negligence, willful misconduct or other acts of Lessee, Lessee's agents, employees, contractors or invitees. This indemnification shall specifically include any and all costs due to Hazardous Materials which flow, diffuse, migrate or percolate into, onto or under the premises, the Building or the Complex after the term commences and this indemnification shall survive the expiration or earlier termination of this Lease.

          (c) Lessee and Lessee's agents, employees, and contractors shall not cause any Hazardous Materials to be discharged into the plumbing or sewage system of the Building or into or onto the land underlying or adjacent to the Building in violation of any applicable law. Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the term (as such may be extended) from or in connection with the presence of Hazardous Materials in or on the premises, the Building or the Complex as a result of the breach of the foregoing covenant, or as a result of the negligence, willful misconduct or other acts of Lessee, Lessee's agents, employees, and contractors or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

          10. TAXES ON LESSEE'S PROPERTY. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the initial lease term and any extension thereof upon Lessee's equipment, fixtures, furniture, and personal property installed or located in the premises.

     11.  INSURANCE.

          (a) Lessee shall, at Lessee's sole cost and expense, provide and keep in force during the initial lease term and any extension thereof, and for the benefit of Lessor and Lessee, a general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring Lessor and Lessee against any and all liability occasioned by any occurrence in, on, about, or related to the premises, or arising out of the condition, use, occupancy, alteration or maintenance of the premises, having a combined single limit for both bodily injury and property damage in an amount not less than Two Million Dollars ($2,000,000). Lessee agrees to furnish certificates of insurance to Lessor naming Lessor as an additional insured upon the written request of Lessor.

          (b) Lessor shall obtain and carry in Lessor's name, as insured, as an Operating Expense of the Complex as provided in Paragraph 6(c), during the initial lease term and any extended term, standard fire and extended coverage insurance (with rental loss insurance coverage for a period of one year), public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall determine, including, but not limited to, earthquake insurance, insuring Lessor's interest in the Complex (including leasehold improvements installed at Lessor's expense) in an amount not less than the full replacement cost of the Building and improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee's leasehold improvements installed at Lessee's expense, or Lessee's equipment, fixtures, furniture, or other personal property of Lessee in or about the premises occurring from any cause whatsoever.

          (c) The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, Lessee's improvements, and alterations of either Lessor or Lessee in or on the premises that are caused by or result from risks required by this Lease to be insured against or actually insured against under any insurance policies carried by the parties and in force at the time of any such damage. Lessor shall not be required to maintain plate glass insurance.

          (d) Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

          If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

     12.  INDEMNIFICATION.

          (a) Lessee waives all claims against Lessor for damages to property, or to goods, wares, and merchandise stored in, upon, or about the premises, and for injuries to persons in, upon, or about the premises from any cause arising at any time, except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors. Lessee agrees to indemnify and hold Lessor exempt and harmless from and against any and all claims for damage or injury to any person or property arising from the use or occupancy of the premises by Lessee or from the failure of Lessee to keep the premises in good condition as herein provided, unless caused by the negligence or willful misconduct of Lessor or its employees, agents, or contractors.

          (b) Except as may be caused by the negligence or willful misconduct of Lessor or its employees, agents, or contractors, Lessor shall not be liable to Lessee for any damage because of any act or negligence of any owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise. Except as otherwise herein provided, Lessee will pay for damage to the premises caused by the misuse or neglect of the premises by Lessee or its employees, agents, or contractors, including, but not limited to, the breakage of glass in the premises. Any damage to the premises caused by other tenants shall be paid for by such other tenants or by Lessor.

     13.  CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.

          (a) Prior to commencement of the initial lease term and prior to the occupancy of the premises by Lessee, Lessor shall cause to be constructed and completed at Lessor's expense the leasehold improvements to the premises described on Exhibit "C" attached hereto and incorporated by reference herein. Lessor shall cause such improvements to be constructed promptly and diligently in a first class and workmanlike manner. Lessor hereby represents and warrants to Lessee and covenants that the premises (upon completion of such buildout), the Building, the parking area and all other common areas appurtenant to the Building are and shall be, as of the Commencement Date, in substantial compliance with all applicable laws, ordinances, orders, regulations, and codes, except that with respect to the Americans with Disabilities Act Lessor represents and warrants to Lessee and covenants only that Lessor has made a good faith effort to cause the premises, the Building, the parking area, and the common areas appurtenant to the Building to comply therewith.

          (b) Subject to the provisions of Paragraph 2(c) hereof, by accepting possession of the premises Lessee shall be deemed to have acknowledged that the premises are in good order and satisfactory condition, except as provided for elsewhere in this Lease. Lessee waives all right to make repairs at the expense of Lessor or to deduct the cost thereof from the rent, and Lessee waives all, rights under Section 1941 and 1942 of the Civil Code of the State of California. At the termination of this Lease, Lessee shall surrender the premises in a clean and good condition, except for ordinary wear and tear and except for damage caused by casualty, the elements, or acts of God.

     14.  MAINTENANCE AND REPAIRS; ALTERATIONS.

          (a) Lessor shall, at Lessor's sole expense, keep in good order, condition, and repair and replace when necessary, the roof, and the structural elements of the foundation and exterior walls (except the interior faces thereof), of the Building, and other structural elements of the Building and the Complex as "structural elements" are defined in building codes applicable to the Building.

          (b) Lessor shall repair and maintain, as an Operating Expense pursuant to Paragraph 6 hereof, the exterior entrances, all glass and window moldings, and the common areas of the Building, and all partitions, doors, door jambs, door closers, door hardware, fixtures, equipment, and appurtenances thereof, including all electrical, lighting, heating, plumbing, and air conditioning systems serving the premises, except for reasonable use and wear and except for any damage caused by any act or negligence of Lessee or its employees, agents, invitees, licensees, or contractors. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion. Lessor shall execute and maintain in force a service contract with an authorized air conditioning service company and shall provide five-day a week janitorial service to the premises. Lessor shall also repair and maintain as an Operating Expense pursuant to Paragraph 6 hereof, the Outside Areas of the Complex, including the landscaping, walkways, and parking area.

               (c) Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times at Lessee's expense keep the premises in good and safe order, condition, and repair. Subject to the release of claims and waiver of subrogation contained in Paragraphs 11 (c) and 11 (d), if Lessor is required to make any repairs by reason of Lessee's negligent acts or omission to act, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor. Lessor shall exercise its good faith diligent efforts to construct all Lessee Interior Improvements so that the Building and the premises substantially comply with the Americans With Disabilities Act ("ADA"). Lessor shall hold Lessee harmless from any responsibility or cost related to compliance with ADA, except for any alterations or additions to the premises made by Lessee at Lessee's expense.

               (d) Following completion of construction of the leasehold improvements pursuant to Paragraph 13 hereof, Lessee shall not make any additional alterations, improvements, or additions to the premises without obtaining Lessor's prior written consent thereto. Lessor may condition its consent to Lessee agreeing to remove any such alterations upon expiration of the lease term and Lessee agreeing to restore the premises to its condition prior to such alterations at Lessee's expense. Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the premises upon termination of this Lease or else Lessor shall be deemed to have waived such right with respect to such alterations.

               Notwithstanding the preceding subparagraph to the contrary, Lessee shall have the right to remove any of Lessee's leasehold improvements which were paid for solely by Lessee, and provided that Lessee notifies Lessor in writing prior to the installation on the premises of such leasehold improvements that Lessee intends to remove such improvements upon the expiration of the lease term. In the event of Lessee's removal of such leasehold improvements, Lessee at Lessee's expense, shall immediately repair any damage to the premises caused by such removal.

               All alterations, trade fixtures and personal property installed in the premises solely at Lessee's expense ("Lessee's Property) shall at all times remain Lessee's property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for alterations, trade fixtures and personal property which cannot be removed without structural injury to the premises, at any time Lessee may remove Lessee's trade fixtures and personal property from the premises, provided Lessee repairs all damage caused by such removal.

               Lessor shall execute and deliver to Lessee upon request a lieu waiver relating to Lessee's Property in form approved by Lessor and its counsel, provided that such lieu waiver is consistent with the foregoing provisions of this Paragraph 14(d).

               (e) Lessee, at Lessee's sole cost and expense, shall promptly and properly observe and comply with all present and future orders, regulations, rules, laws, and ordinances of all governmental agencies or authorities, and the Board of Fire Underwriters, except that Lessee shall not be required to make any structural changes or repairs or other repairs or changes of any nature which would be considered a capital expenditure under generally accepted accounting principles to the premises at Lessee's expense unless such structural repairs or changes are required by reason of the specific nature of the use of the premises by Lessee.

          15.  UTILITIES.

               (a) Lessor shall, as an Operating Expense of the operation of the Building pursuant to Paragraph 6(c) hereof, provide reasonable quantities of electricity, gas, water, heat and air conditioning service Monday through Friday during business hours from 8:00 a.m. to 6:00 p.m., except recognized holidays, five-day a week janitorial service (comparable to janitorial service provided in other Class A office buildings in the vicinity of the Complex), and refuse pick-up service to the premises. Lessee, at its option, may contract for its own janitorial service for Lessee's premises, provided that such service is performed on a regular basis by a recognized professional janitorial service firm. In such event, Lessor shall no longer bill Lessee for janitorial services to the premises. Lessor shall provide Lessee and the premises with electricity (overhead lighting and electrical outlets) without Lessee incurring any hourly charges therefor.

               (b) Lessor shall provide Lessee and the premises with heating and air conditioning service, in addition to the hours set forth in subparagraph
(a) above, to the extent that such service is requested by Lessee. In the event of such a request by Lessee, Lessee shall pay to Lessor monthly with Operating Expenses Lessor's charge for such additional heating and air conditioning service. Lessor's charge may be based on an hourly rate, which may include a reasonable depreciation factor or replacement reserve for the system on account of said additional hours of operation. As of the Commencement Date Lessor is charging additional heating and air conditioning service at a minimum of Twenty-five Dollars ($25.00) per hour for each pod/wing of the Building. Lessor agrees that such hourly rate shall be established at an amount which will reimburse Lessor for the actual cost to Lessor to supply the service plus a reasonable reserve for depreciation or replacement of the HVAC equipment, but without a profit to Lessor.

               (c) Lessor shall not be liable to Lessee for any interruption or failure of any utility services to the Building or the premises which is not caused by Lessor's willful acts or gross negligence; provided however, that if service to the premises is interrupted for more than four (4) consecutive business days, Lessee's Monthly Base Rent shall be abated proportionately on a daily basis until service is restored.

          16. LIENS. Lessee agrees to keep the premises and the Complex free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (1O) days prior written notice before commencing any work of improvement on the premises. Lessor shall have the right to post notices of non-responsibility with respect to any such work.

          17.  ASSIGNMENT AND SUBLETTING.

               (a) Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the premises, or any portion thereof, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld.

               (b) Prior to any assignment or sublease which Lessee desires to make, Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Lessee's prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term "consideration" shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within fifteen (15) days after the receipt of such documentation and other information, Lessor shall (1) notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth, or (2) notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal.

               In deciding whether to consent to any proposed assignment or sublease, Lessor may in its sole discretion consider the following criteria:

                    (1) In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 8 hereof entitled "Use."

                    (2) The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

                    (3) The proposed assignee or subtenant is not a person or entity with whom Lessor is then negotiating to lease space in the Building; and

                    (4) The proposed assignment or sublease shall be in form reasonably satisfactory to Lessor and Lessor's counsel.

               (c) As a condition to Lessor's granting its consent to any assignment or sublease, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the rental amount fixed by this Lease and payable by Lessee to Lessor, after deducting actual marketing costs and reasonable costs of repair or rehabilitation of the premises and tenant improvement costs incurred by Lessee in consummating such assignment or sublease; (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor's reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied; and (3) Lessor may require a cash security deposit to be paid to Lessor by an assignee in the amount of one month's Basic Rent, unless Lessor is then holding the security deposit referred to in Paragraph 4.

               (d) Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the premises assigned or subleased), and that the termination of this Lease shall, at Lessor's sole election, constitute a termination of every such assignment or sublease.

               (e) In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent. Lessee agrees to reimburse Lessor upon demand for reasonable attorneys' fees incurred by Lessor in connection with the negotiation, review, and documentation of any such requested assignment or sublease not to exceed $1,000.

               (f) Lessee hereby stipulates that the foregoing terms and conditions are reasonable.

               (g) Any dissolution, or the transfer, either all at once or in a series of related transfers, of a controlling percentage of the capital stock of Lessee, or the sale, or series of sales within any one (1) year period, of all or substantially all of Lessee's assets located in, on, or about the premises, shall be deemed an assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one percent (51%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding, and entitled to vote for the election of directors. Notwithstanding the foregoing, Lessee shall have the right to assign, sublease, transfer to a subsidiary, parent, or affiliated company or to a successor by merger, subject to the provisions of subparagraph (i) below.

               (h) Any assignment or subletting described in subparagraph (g) above shall be subject to the provisions for assignment and subletting set forth in this Paragraph 17.

               (i) Notwithstanding the foregoing, Lessee may, without Lessor's prior written consent and without any participation by Lessor in assignment and subletting proceeds, sublet the premises or assign this Lease to: (1) a subsidiary, affiliate, division or corporation controlled or under common control with Lessee; (2) a successor corporation related to Lessee by merger, consolidation, nonautomatic reorganization, or government action; or (3) a purchaser of substantially all of Lessee's assets located in the premises. Lessee's foregoing rights to assign this Lease shall be subject to the following conditions: (1) Lessee shall not be in default hereunder; (2) the transferee or successor entity shall expressly assume Lessee's obligations hereunder; and (3) Lessor may require that the transferee or successor entity post a security deposit in an amount equal to the Monthly Base Rent then in effect hereunder to assure performance of its obligations hereunder, unless Lessor is then holding the security deposit referred to in Paragraph 4. For the purpose of this Lease, sale of Lessee's capital stock through any public offering shall not be deemed an assignment, subletting, or any other transfer of the Lease or the premises. Lessor's consent to any proposed assignment or subletting shall not be unreasonably withheld.

               (j) Subject to the provisions of this Paragraph 17, any assignment or sublease without Lessor's prior written consent shall at Lessor's election be void, and shall constitute a default by Lessee hereunder. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Lessor's prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the premises, or permit any person or persons other than Lessee to occupy the premises, without

Lessor's prior written consent, Lessor may collect rent from the person or persons then or thereafter occupying the premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor's rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

               (k) Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the premises, without Lessor's prior written consent which consent shall not unreasonably be withheld, subject to the terms and conditions referred to in Paragraph 17(c) above, and Lessee's granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 17.

               (l) In the event of any sale or exchange of the premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that Lessor has delivered any security deposit held by Lessor to Lessor's successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor's covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

               (m) The parties acknowledge that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has right to sublet or assign, subject only to reasonable limitations.)

          18. WAIVER. The waiver by Lessor or Lessee of any breach of any term, covenant, or condition contained herein shall not be deemed to be a waiver of such term, covenant, or condition of any subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

          19. HOLDING OVER. Lessee shall vacate the premiscs and deliver the same to Lessor upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration of termination of this Lease, such hold over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall be applicable during such period, except that Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to one hundred twenty-five percent (125%) of the Monthly Base Rent in effect at the expiration of the term. If such holdover is without Lessor's written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor on demand.

          20.  DAMAGE OR DESTRUCTION.

               (a) In the event of a total destruction of the Building and improvements during the lease term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building and improvements of the Complex are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If the Lease is not terminated, Lessor shall repair and restore the premises in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(e) below.

               (b) In the event of a partial destruction of the Building and improvements of the Complex to an extent not exceeding twenty-five percent (25%) of the replacement cost thereof and if the damage thereto can be repaired, reconstructed, or restored within a period of one hundred twenty (120) days from the date of such casualty, and if the casualty is from a cause which is insured under Lessor's fire and extended coverage insurance, or is insured under any other coverage then carried by Lessor, and Lessor receives proceeds of insurance sufficient to repair and restore the Building and improvements, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(e) below. If any of the foregoing conditions is not met, Lessor shall have the option of either repairing and restoring the Building and improvements, or terminating this Lease by giving written notice of termination to Lessee within thirty (30) days after the casualty, subject to the provisions of Paragraph 20(d).

               (c) In the event of a partial destruction of the Building and improvements of the Complex to an extent equal to or exceeding twenty-five percent (25%) but less than seventy-five percent (75%) of the replacement cost thereof, or if the damage thereto cannot be repaired, reconstructed, or restored within a period of one hundred eighty (180) days from the date of such casualty, either Lessor or Lessee may terminate this Lease by giving written notice of termination to the other within thirty (30) days after the casualty.

               Furthermore, if such casualty is from a cause which is not insured under Lessor's fire and extended coverage insurance, or is not insured under any other insurance carried by Lessor, or if the proceeds of insurance received by Lessor are not sufficient to repair and restore the Building and improvements, Lessor may elect to repair and restore the Building and improvements (provided that Lessee has not elected to terminate this Lease pursuant to the first sentence of this Paragraph 20(c)), or Lessor may terminate this Lease by giving written notice of termination to Lessee. Lessor's election to repair and restore the Building and improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within thirty
(30) days after the casualty. Notwithstanding the foregoing, (1) if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within ninety (90) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given at any time prior to the actual commencement of construction of the restoration; or
(2) if Lessor elects to repair and restore the Building and improvements under subparagraph (b) or (c) above, but the repairs and restoration are not substantially completed within one hundred eighty (I 80) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of one hundred eighty (180) days after the casualty.

               If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(e) below.

               (d) In the case of damage which is not required to be covered by insurance, or in case the casualty is covered by insurance but the proceeds are insufficient to cover the entire cost of restoration, Lessor shall not have the right to terminate this Lease, (i) if repair or restoration would cost less than two percent (2%) of the replacement cost of the Building, or (ii) if Lessee agrees to pay the cost of repair in excess of two percent (2%) of the replacement cost and Lessee delivers said sum to Lessor within ten (10) days after receipt of a written request therefor from Lessor.

               (e) In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally in the ratio which the Lessee's use of the premises is impaired during the period of such repair, reconstruction, or restoration.

               (f) With respect to any destruction of the Complex which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 20, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil

Code of the State of California are waived by the parties. Lessor's obligation to repair and restore the Complex shall be limited to the improvements originally constructed by Lessor at Lessor's expense. Lessee shall repair or replace, at Lessee's expense, all leasehold improvements, fixtures, and equipment installed by Lessee or paid for by Lessee. Lessor's time for completion of the repairs and restoration of the Complex shall be extended by a period equal to any delays caused by strikes, labor disputes, unavailability of materials, inclement weather, acts of God, or other causes beyond Lessor's control.

          (g) In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 20, the monthly rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee's obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 20.

     21.  EMINENT DOMAIN.

          (a) If the whole or any substantial part of the building or appurtenant real property owned by Lessor shall be taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for (i) leasehold improvements installed at Lessee's expense or other property owned by Lessee, and (ii) reasonable costs of moving by Lessee to another location in the San Francisco Bay Area. The entire balance of the award shall be the property of Lessor.

          (b) If there is a partial taking of the premises by eminent domain which is not a substantial part of the Building and the balance of the premises remains reasonably suitable for continued use and occupancy by Lessee for the purposes referred to in Paragraph 8, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, to reflect the number of square feet of the premises taken and the number of square feet remaining. If after a partial taking, the premises and parking are not reasonably suitable for Lessee's continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the date possession is taken. Subject to the provisions of Paragraph 21 (a), the entire award for such taking shall be the property of Lessor.

     22. REMEDIES. If Lessee fails to make any payment of any sum due under this Lease for ten (10) days after receipt by Lessee of written notice from Lessor; or if Lessee breaches any other term of this Lease for thirty (30) days after receipt by Lessee of written notice from Lessor (or for a reasonable time if such default is incapable of cure within thirty (30) days, and if Lessee is diligently proceeding to cure such default); or if Lessee's interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (i) by a bankruptcy trustee for Lessee, (ii) by Lessee as debtor in possession, or (iii) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute a default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to a Lessee's default as defined in this Paragraph 22.

          (a) Lessor may repossess the premises and remove all persons and property therefrom. If Lessor repossesses the premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

               (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

               (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

               (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; and

               (4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's breach or by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          (b) If Lessor does not repossess the premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 22, the following do not constitute a repossession of the premises by Lessor or a termination of the Lease by Lessor:

               (1) Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the premises; or

               (2) The appointment of a receiver by Lessor to protect Lessor's interests under this Lease.

     23. LESSEE'S PERSONAL PROPERTY. If any personal property of Lessee remains on the premises after (1) Lessor terminates this Lease pursuant to Paragraph 22 above following a breach of this Lease by Lessee, or (2) after the expiration of the Lease term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law.

     24. NOTICES. All notices, statements, demands, requests, or consents given hereunder by either party to the other shall be in writing and shall be personally delivered or sent by United States mail, registered or certified, return receipt requested, postage prepaid, and addressed to the parties as follows:


          Lessor:        W.F. Batton & Co., Inc.
                         1190 East Meadow Drive
                         Palo Alto, California 94303

          Lessee:        Novellus Systems, Inc.
                         3590 North First Street
                         San Jose, California 95134

or to such other address as either party may have furnished to the other as a place for the service of notice.

     25. ESTOPPEL CERTIFICATE. Lessee and Lessor shall within fifteen (15) days following request by the other party (the "Requesting Party"), execute and deliver to the Requesting Party an estoppel certificate, in the form presented by the Requesting Party (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any security deposit held by Lessor; (4) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults; and (5) evidencing the status of this Lease as may be reasonably required either by a lender making a loan to Lessor to be secured by a deed of trust or mortgage encumbering the premises or a purchaser of the premises from Lessor or as reasonably required by the Requesting Party. The responding party's failure to deliver an estoppel certificate within ten(10)days following such request shall be an event of default under this Lease.

     26. Parking. Lessee shall have the right to use in common with other tenants or occupants of the Complex Lessee's proportionate share of the parking facilities of the Complex, subject to such rules and regulations for such parking facilities which may be established or altered by Lessor at any time or from time to time during the lease term, provided that such rules and regulations shall not unreasonably interfere with Lessee's parking rights. Vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas reserved for any use such as handicap parking, visitors, deliveries, or loading. Subject to the foregoing, Lessee shall be entitled to the non-exclusive use of twenty-three (23) parking spaces based upon Lessee's occupancy of Six Thousand Two Hundred Sixty-eight (6,268) rentable square feet (3.68 x 6,268).

     27. REAL ESTATE BROKERS. Lessor shall pay a leasing commission to CPS, a Commercial Real Estate Company ("CPS"), representative of Lessor, pursuant to a separate commission agreement with said broker. Except for the foregoing, each party represents to the other that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease, and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt.

     28. EXPANSION SPACE. Subject to the renewal rights of the existing tenants occupying other space in the Building, Lessor shall deliver to Lessee written notice of the availability of space for lease in the Building and the rental and other terms of conditions on which said space is offered for lease by Lessor.
If Lessee elects to lease such space at such rental and upon said terms and conditions, Lessee shall deliver written notice to Lessor of Lessee's acceptance and agreement to lease such space for such rental and upon said terms and conditions within three (3) business days after receipt by Lessee of the notice of availability of said space. Lessee shall have no right to lease such space if Lessee fails to deliver such written notice to Lessor within said period of three (3) days.

     29. SUBORDINATION. This Lease, without any further instrument, shall at all times be subject and subordinate to any and all now effective or hereafter executed ground or underlying leases, and to any and all mortgages and deeds of trust which may now or hereafter affect Lessor's estate in the real property of which the premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, this Lease shall not be subject to or subordinate to any such mortgage or deed of trust unless the holder of such interest to which this Lease shall be subordinated executes a recognition and non-disturbance agreement which provides (1) that this Lease shall not be terminated so long as Lessee is not in default under this Lease, and (2) that upon acquiring title to the Complex by foreclosure or otherwise such holder shall recognize all of Lessee's rights hereunder which accrue thereafter. In confirmation of such subordination, Lessee shall promptly execute any certificate or other instrument which Lessor may deem proper to evidence such subordination, without expense to Lessor; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the premises form a part by any ground lease termination, or any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons. Lessor shall use its reasonable good faith efforts to cause any existing lender to execute a recognition and non-disturbance agreement within thirty (30) days of the execution of this Lease.

     30. NO TERMINATION RIGHT. Except as otherwise expressly set forth in this Lease, Lessee shall not have the right to terminate this Lease as a result of any default by Lessor and Lessee's remedies shall be limited to damages and/or injunction. Lessee expressly waives the defense of constructive eviction.

     31. APPROVALS. Notwithstanding anything to the contrary in this Lease, whenever this Lease requires an approval, consent, designation, determination or judgment by either Lessor or Lessee, such approval, consent, designation, determination, or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

     32. LESSOR'S ENTRY. Lessor and Lessor's agents, except in the case of an emergency, shall provide Lessee with twenty-four (24) hours' notice prior to entry of the premises. Such entry by Lessor and Lessor's agents shall not impair Lessee's operations more than reasonably necessary. Lessor and Lessor's agents shall at all times be accompanied by Lessee during any such entry except in case of emergency and except for janitorial work.

     33. REASONABLE EXPENDITURES. Notwithstanding anything to the contrary in this Lease, any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

     34. ATTORNEYS' FEES. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

     35.  GENERAL PROVISIONS.

          (a) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

          (b) Whenever the consent of a party is required as a condition to any action pursuant to any provision of this Lease such consent shall not be unreasonably withheld or delayed.

          (c) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee's interest in this Lease.

          (d) The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

          (e) This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

          (f) The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

          (g) Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

          (h) Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the premises by reason of the breach by Lessee of any of the covenants and conditions of the Lease or otherwise. The rights given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

          (i) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

          (j) Because Lessee is a corporation, this Lease must be executed by the President and/or the Vice President of the corporation, unless the Bylaws or a resolution of the Board of Directors shall otherwise provided, in which event the Bylaws or a certified copy of the resolution, as the case may be, must be furnished.

          (k) Delivery of this Lease, duly executed by Lessee, constitute an offer to lease the premises as herein set forth, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the premises for the benefit of Lessee.

This Lease shall only become effective and binding upon execution hereof by Lessor and delivery of a signed copy to Lessee.

          (1) Lessor shall provide monument signage for the Complex upon which Lessee's name shall be shown, subject to the signage rights of the existing tenants in the Building.

     IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

                                   "Lessor"

                                   W. F. BATTON & CO., INC.,
                                   a California corporation


                                   By  /s/ W. F. Batton
                                     ------------------
                                        Its  President
                                             ----------

                                   "Lessee"

                                   NOVELLUS SYSTEMS, INC.,
                                   a California corporation


                                   By  /s/ John. P. Root
                                     -------------------
                                        Its   Treasurer
                                            ------------

LEGAL DESCRIPTION:

All that real property situate in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

LOT 14, as shown on that certain Map of Tract No. 7544, which map was filed for record in the office of the Recorder of the County of Santa Clara, State of California on March 7, 1984 in Book 525 of Maps, page(s) 45 and 46, and the Certificate of Correction recorded August 8, 1985 in Book J422, page 1784, Official Records.

Excepting therefrom that portion conveyed to the Santa Clara County Transit District by deed recorded May 28, 1987 in Book K165, page 2153 of Official Records, described as follows:

Beginning at the Southwesterly corner of Lot 14, as said Lot is shown on said Tract Map; thence Easterly along the dividing line between Lot 14 and the Lands of the City and County of San Francisco, as shown on said Tract Map, N. 66 deg. 00' 56" E. 210.13 feet to the true point of beginning of this description; thence continuing Easterly along said dividing line N. 66 deg. 00' 56" E. 68.00 feet; thence Northerly at right angles N. 23 deg. 59' 04" W. 40.00 feet to a point on a line that is parallel with and 40.00 feet, measured at right angles, Northerly of the said Southerly line of Lot 14; thence Westerly along said parallel line S. 23 deg. 59' 04" E. 40.00 feet to the true point of beginning.

Also excepting therefrom that portion that conveyed to the Santa Clara County Transit District by Grant Deed recorded September 6, 1990 in Book L471, page 1534, Official Records, described as follows:

All that portion situated in the City of San Jose, County of Santa Clara, State of California and being a portion of Lot 14, as said Lot is shown on that certain Tract No. 7544, filed in Book 525 of Maps, pages 45 and 46, Records of Santa Clara County, California, and more particularly described as follows:

Beginning at the Southwesterly corner of Lot 14, as said Lot is shown on said Tract Map; thence easterly along the dividing line between Lot 14 and the lands of the City and County of San Francisco, as shown on said Tract Map, N. 66 deg. 00' 56" E. 205.13 feet to the true point of beginning of this description; thence continuing Easterly along said dividing line N. 66 deg. 00' 56" E. 5.00 feet; thence Northerly at right angles N. 23 deg. 59' 04" W. 40.00 feet to a point on a line that is parallel with and 40.00 feet, measured at right angles Northerly of the said Southerly line of Lot 14; thence Westerly along said parallel line S. 66 deg. 00' 56" W. 5.00 feet; thence Southerly at right angles
S. 23 deg. 59' 04" E. 40.00 feet to the true point of the beginning.

PARCEL TWO:

A non-exclusive easement for the parking of vehicles on that certain portion

                                     EXHIBIT "A"
of the real property commonly known as the Hetch Hetchy right-of-way as granted in that certain instrument recorded May 16, 1986 in Book J695, page 1295, Official Records.

ARB No. ht

                          3590 North First Street, San Jose
                                   Third Floor

                                  [FLOOR PLAN]
                                   North Tower
                         13,425+/- Rentable Square Feet

                                  [FLOOR PLAN]
                                   South Tower
                         12,905+/- Rentable Square Feet
[LOGO]

                                   EXHIBIT B

                               DEVCON CONSTRUCTION INC.
                                  SCHEDULE OF VALUES
                         JOB #=               NAME: NOVELLUS
                                 ------
                          SITE=  NORTHPOINTE  3rd  FLR  WEST
                       DRAWING=  OCT 8/30 SPACE PLAN
                          AREA=           SF DATE:9/6  ESTIMATE #1
                                -------


                    ITEM                          TOTAL
                    -------------------------------------
                  1 SUPERVISION & LAYOUT         $1,600
                  2 TEMPORARY FACILITIES            200
                  3 CLEAN UP                        600
                  4 DEMOLITION                    1,900
                  5 CABINETS & MILLWORK           2,200
                  6 DOORS/FRAMES/                   550
                  7 DRYWALL & FRAMING             1,800
                  8 ACOUSTICAL CEILING              600
                  9 FLOORCOVERING                 3,800
                 10 PAINT                           600
                 11 PLUMBING                      4,000
                 12 FIRE SPRINKLERS                 500
                 13 HVAC                            300
                 14 ELECTRICAL                    1,700
                 15 SYSTEM PTM CONNECTION           500  ALLOWANCE
                                               --------
                         SUB TOTAL              $20,850

                    CONTRACTORS O.H. & PROFIT     1,043
                    ARCHITECTURAL DESIGN COSTS        0
                    TESTING & INSPECTION              0
                    CONSULTANT FEES                   0
                    PLAN CHECK/PERMIT FEES            0
                    LABOR LIABILITY INSURANCE         0
                                                -------
                                                -------
                         JOB TOTAL              $22,693

     ALTERNATES
          #1 - RECARPET ENTIRE SUITE          ADD $40,193
          #2 - REPAINT ENTIRE SUITE           ADD   3,500


QUALIFICATIONS
     ALL WORK TO BE DONE DURING REGULAR HOURS.
     COFFEE SINK WASTE LINE WILL NOT FIT INTO 2ND FLOOR ABOVE-CEILING SPACE.
          WE ASSUME BLDG DEPT WILL ALLOW WASTE LINE TO BE PUMPED OVERHEAD. ALLOWANCE INCLUDED TO CONNECT SYSTEM PARTITIONS TO EXISTING OVERHEAD
          JUNCTION BOXES.
     NEW CARPET LABS ASSUMED TO BE LEAD OVER EXISTING VCT.
     WE ASSUME THIS WORK TO BE DONE WITHOUT PERMITS
     EXISTING RVAC/ELECTRICAL IMPROVEMENTS ASSUMED TO BE ADEQUATE.
INCLUSIONS
     PHONE/DATA CABLING
     ADDITIONAL ELECTRICAL POWER
     SECURITY SYSTEM
     REVISED ELECTRICAL METERING


                                     EXHIBIT "C"